Exhibit 99.1

                                                  CONTACTS:  Mary K. Talbot
                                                             (401) 245-8819


        SLADE'S FERRY BANCORP REPORTS 36% INCREASE IN ANNUAL EARNINGS


SOMERSET, Mass. (January 25, 2005) -- Slade's Ferry Bancorp, (NASDAQ small cap: SFBC) parent company of Slade's Ferry Trust Company (the "Bank"), announced that its net income for the year ended December 31, 2004 was $3.65 million, an increase of 35.9% over net income for the year ended December 31, 2003, which totaled $2.69 million. Basic earnings per share totaled $0.90 and $0.68 for the years ended December 31, 2004 and 2003 respectively. Diluted earnings per share totaled $0.89 and $0.67 for the years ended December 31, 2004 and 2003, respectively, representing an increase of 32.8%.

Net income for the three months ended December 31, 2004 totaled $1.33 million, or $0.33 per share (basic), as compared to $1.07 million or $0.27 per share (basic), for the three months ended December 31, 2003, an increase of 24.5%. Earnings per share for the quarter ended December 31, 2004 totaled $0.32 on a diluted basis.

The primary reason for the increase in earnings is the Company's growth during 2004, as total consolidated assets increased from $439.4 million at December 31, 2003 to $550.0 million at December 31, 2004, an increase of 25.2%. The Bank instituted programs to attract significant levels of deposits during the period of unprecedented low interest rates early in 2004. As a result, deposits increased from $333.1 million at December 31, 2003 to $400.0 million at December 31, 2004, an increase of 20.1%. During the same time period, net loans increased by $30.8 million, or 9.3%, to $362.3 million while investment securities increased by $64.8 million, or 51.3%, to $126.3 million. In addition, taking advantage of the low interest-rate environment, the Bank increased its level of Federal Home Loan Bank advances from $60.5 million in 2003 to $90.3 million during 2004.

As a result of this growth, net interest and dividend income increased from $14.5 million for the year ended December 31, 2003, to $16.2 million for the year December 31, 2004, an increase of 11.1%. Net interest and dividend income increased from $3.8 million for the three months ended December 31, 2003, to $4.4 million for the three months ended December 31, 2004, an increase of 16.1%.

"Our growth in 2004 is significant, thanks to the dedication of a fine group of professionals and a Board of Directors committed to both shareholders and community," said Slade's Ferry Bancorp CEO Mary Lynn Lenz. "Increasing earnings and a stronger, more diverse asset base allows Slade's Ferry to improve our levels of service to the communities we serve and create more value for our shareholders".

Total stockholders' equity at December 31, 2004 was $47.0 million versus $42.7 million at December 31, 2003, an increase of approximately 10%. Book value per share was $11.56 at December 31, 2004 as compared to $10.70 at December 31, 2003. Both the

Company and the Bank maintain capital levels sufficient to be considered "well-capitalized" under applicable regulatory capital guidelines and requirements.

Slade's Ferry Bancorp was founded to serve community-banking needs with both personal and commercial products and services. With more than $549 million in assets and 10 retail branches in Southeastern Massachusetts, Slade's Ferry is a trusted community partner to both business and personal banking customers. Traded on the NASDAQ Small Cap Market as SFBC, Slade's Ferry Bancorp can also be found on the web at www.sladesferry.com and in six Massachusetts communities - Fairhaven, Fall River, New Bedford, Seekonk, Somerset and Swansea. A new branch, located in Assonet, MA will be opening in early 2005.

                                    # # #


This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength of the company's capital and asset quality. Other such statements may be identified by words such as "believes," "will," "expects," "project," "may," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Slade's Ferry Bancorp's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectation expressed in our forward-looking statements: (1) enactment of adverse government regulations (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and specifically the strength of the New England economics may be different than expected, resulting in, among other things, a deterioration in overall credit quality and borrowers' ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the Bank's loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses; (4) changes in the interest rate environment may reduce interest margins and adversely impact net interest income and (5) changes in assumptions used in making such forward-looking statements. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Slade's Ferry Bancorp's actual results could differ materially from those discussed. All subsequent written and oral forward-looking statements attributable to Slade's Ferry Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above. Slade's Ferry Bancorp does not intend or undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made.

                    SLADE'S FERRY BANCORP AND SUBSIDIARY
                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)
                                    AS OF


                                                   DECEMBER 31,    DECEMBER 31,
ASSETS:                                                2004            2003
-------------------------------------------------------------------------------

Cash and deposits with other banks                 $ 16,394,024    $ 18,642,370
Money market mutual funds                                     -          63,539
Federal funds sold                                   13,800,000       4,000,000
Federal Home Loan Bank overnight deposit              5,000,000               -
-------------------------------------------------------------------------------
      Cash and Cash Equivalents                      35,194,024      22,705,909
Interest bearing time deposits with other banks         100,000         200,000
Securities held to maturity                          37,773,227      11,300,402
Securities available for sale                        83,882,431      47,162,852
Federal Home Loan Bank stock                          4,649,700       3,023,800
Loans (net) - Note A                                362,264,873     331,496,525
Premises & equipment                                  5,527,362       5,894,736
Accrued interest receivable                           1,969,151       1,497,104
Goodwill                                              2,173,368       2,173,368
Cash surrender value of life insurance               11,548,320      10,980,879
Other assets                                          4,811,867       3,012,966
-------------------------------------------------------------------------------
TOTAL ASSETS                                       $549,894,323    $439,448,541
===============================================================================

LIABILITIES & STOCKHOLDERS' EQUITY:
Deposits                                           $399,904,731    $333,144,817
Advances from Federal Home Loan Bank                 90,286,416      60,474,864
Subordinated debentures                              10,310,000               -
Other liabilities                                     2,358,783       3,086,719
-------------------------------------------------------------------------------
      Total Liabilities                             502,859,930     396,706,400
Stockholders' equity:
Common stock                                             40,685          39,959
Paid in capital                                      29,976,061      28,609,206
Retained earnings                                    16,892,659      14,698,595
Accum. other comprehensive gain (loss)                  124,988        (605,619)
-------------------------------------------------------------------------------
      Total Stockholders' Equity                     47,034,393      42,742,141
-------------------------------------------------------------------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY           $549,894,323    $439,448,541
===============================================================================

Note: A-Loans is net of:
      Reserve for Loan Losses                      $  4,101,026    $  4,154,394
      Unearned Income                              $    439,447    $    443,393

                    SLADE'S FERRY BANCORP AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF INCOME AND EXPENSE
                                 (UNAUDITED)
                        3 MONTHS ENDING DECEMBER 31,


                                               2004           2003
                                            -------------------------

INTEREST AND DIVIDEND INCOME:
Interest and fees on loans                  $5,202,532     $4,673,997
Interest and dividends on investments        1,362,847        602,784
Other interest                                  53,635         17,671
                                            -------------------------

      Total interest and dividend income     6,619,014      5,294,452
                                            -------------------------

INTEREST EXPENSE:
Interest on deposits                         1,255,340        966,363
Interest on other borrowed funds               794,136        507,975
Interest on subordinated debentures            133,727              -
                                            -------------------------
      Total interest expense                 2,183,203      1,474,338
                                            -------------------------

  Net interest and dividend income           4,435,811      3,820,114

Provision (benefit) for loan losses                  -        (62,969)
                                            -------------------------

  Net interest and dividend income after
   provision (benefit) for loan losses       4,435,811      3,883,083
                                            -------------------------

OTHER INCOME:
Service charges on deposit accounts            115,621        139,923
Overdraft service charges                      114,645        139,135
Loss on sale of mortgages                            -        115,792
Security losses, net                           (51,887)             -
Other income                                   350,554        343,268
                                            -------------------------

      Total other income                       528,933        738,118
                                            -------------------------

OTHER EXPENSE:
Salaries and employee benefits               1,607,646      2,035,076
Occupancy expense                              181,460        175,707
Equipment expense                              146,254        142,989
Other expenses                                 950,029        808,432
                                            -------------------------

      Total other expense                    2,885,389      3,162,204
                                            -------------------------

Income before income taxes                   2,079,355      1,458,997
Income taxes                                   746,018        387,972
                                            -------------------------

      Net income                            $1,333,337     $1,071,025
                                            =========================

Basic earnings per share                    $     0.33     $     0.27
                                            =========================
Diluted earnings per share                  $     0.32     $     0.26
                                            =========================

                    SLADE'S FERRY BANCORP AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF INCOME AND EXPENSE
                                 (UNAUDITED)
                        12 MONTHS ENDING DECEMBER 31,


                                                   2004            2003
                                               ---------------------------

INTEREST AND DIVIDEND INCOME:
Interest and fees on loans                     $20,263,566     $17,602,784
Interest and dividends on investments            3,568,868       2,860,922
Federal fund sold and other interest               273,679         152,924
                                               ---------------------------

      Total interest and dividend income        24,106,113      20,616,630
                                               ---------------------------

INTEREST EXPENSE:
Interest on deposits                             4,981,673       4,505,217
Interest on Federal Home Loan Bank advances      2,594,356       1,567,953
Interest on subordinated debentures                369,853               0
                                               ---------------------------
      Total interest expense                     7,945,882       6,073,170
                                               ---------------------------

  Net interest and dividend income              16,160,231      14,543,460

Provision (benefit) for loan losses                376,215        (602,326)
                                               ---------------------------

  Net interest and dividend income after
   provision (benefit) for loan losses          15,784,016      15,145,786
                                               ---------------------------

OTHER INCOME:
Service charges on deposit accounts                519,750         569,189
Overdraft service charges                          518,247         549,923
Gain on sale of mortgages                          195,817               -
Security gains (losses), net                        (5,589)          1,944
Other income                                     1,276,855       1,092,489
                                               ---------------------------

      Total other income                         2,505,080       2,213,545
                                               ---------------------------

OTHER EXPENSE:
Salaries and employee benefits                   7,580,363       7,778,787
Occupancy expense                                  780,978         886,287
Equipment expense                                  564,141         541,960
Other expenses (1)                               3,799,839       3,454,695
                                               ---------------------------

      Total other expense                       12,725,321      12,661,729
                                               ---------------------------

Income before income taxes                       5,563,775       4,697,602
Income taxes (1)                                 1,911,508       2,009,716
                                               ---------------------------

      Net income                               $ 3,652,267     $ 2,687,886
                                               ===========================

Basic earnings per share                       $      0.90     $      0.68
                                               ===========================

Diluted earnings per share                     $      0.89     $      0.67
                                               ===========================

<F1>  The year to date results of operation for the period ended December
      31, 2003 have been revised from that previously reported to remove the extraordinary item. The extraordinary item treatment previously presented was revised, and its individual components were presented as part of income tax expense, in the amount of $529,191 and included in other expense is interest of $128,977. See Footnote 20 to the Company's audited consolidated financial statements included in the Company's annual report on Form 10-K for the year ended December 31, 2003 filed with the U.S. Securities and Exchange Commission.